Exhibit 99.1

PRESS RELEASE

(for immediate distribution)

SINORAMA CORPORATION announces that Vacances Sinorama’s
licence IN QUÉBEC has not been renewed

MONTREAL, QUÉBEC, August 8, 2018 ˗ Sinorama Corporation (OTCBB:SNNN) announces that the Office de la protection du consommateur (the “OPC”), the oversight authority for travel agents in Québec, has maintained its decision not to renew the travel agent licence of Vacances Sinorama Inc. (“Vacances Sinorama”), Sinorama Corporation’s main operating entity in the province of Québec.

Vacances Sinorama is assessing its means of defense and the possibility of contesting the OPC’s decision. Management of Vacances Sinorama has offered all of its cooperation and expertise to the OPC and the provisional administrator in order to ensure that all future travels are completed as planned.

Without the travel agent licence, the travel agent activities of Vacances Sinorama in Québec may not continue. As a result, the financial position of Vacances Sinorama and Sinorama Corporation will be materially adversely affected.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included herein, including those that express management’s expectations related to the course of action regarding, and potential outcome of, the OPC’s decision as described herein constitute “forward-looking statements” within the meaning of applicable securities laws. Forward-looking statements are necessarily based upon a number of assumptions that, while considered reasonable by management at this time, are inherently subject to significant risks, uncertainties and contingencies that could cause actual results to differ materially from those expressed or implied in such statements. Key assumptions include management’s understanding of regulatory and contractual requirements being accurate and the availability of financial resources to fund its defence and recourses. Significant risks and uncertainties include interpretation of regulatory and contractual requirements by authorities and the courts, and legal constraints on the use of available funds or business interruption leading to a curb on revenues. Investors are cautioned not to put undue reliance on forward looking statements. The forward-looking statements contained herein reflect Sinorama Corporation’s current views with respect to future events, and except as required by law, Sinorama Corporation does not intend, and undertakes no obligation, to update any forward-looking statements to reflect, in particular, new information or future events, or otherwise.

CONTACT INFORMATION

Sinorama Corporation
Sarah Wang
514-866-6888